Exhibit 99.1

Unifi Announces Second Quarter Fiscal 2018 Results

REPREVE® fuels 7.9% revenue increase and approximately 15% volume growth,

while recycling and innovation drive global premium value-added products’ share of sales above 45%

GREENSBORO, N.C., January 25, 2018 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in synthetic and recycled yarns, today released operating results for the second quarter ended December 24, 2017.

Second Quarter Fiscal 2018 Highlights

•

Net sales increased $12.3 million, or 7.9%, to $167.5 million, compared to $155.2 million for the second quarter of fiscal 2017, and increased $11.4 million, or 7.4%, when excluding the impact of foreign currency translation;

•	Revenues from premium value-added (“PVA”) products grew more than 20% compared to the second quarter of fiscal 2017, and represented more than 45% of consolidated net sales;
•	Gross margin of 13.5%, compared to 14.3% for the second quarter of fiscal 2017;
•	Operating income of $7.8 million, compared to $9.0 million for the second quarter of fiscal 2017;
•	Diluted EPS of $0.63, compared to $0.25 for the second quarter of fiscal 2017, and Adjusted EPS of $0.43, compared to $0.34 for the second quarter of fiscal 2017; and
•	Fiscal 2018 outlook is updated by raising top-line expectations and adjusting operating income and earnings guidance to reflect higher costs.

“These second quarter results demonstrated strength across our product portfolio, driving revenue growth of 7.9%,” said Kevin Hall, Chairman and CEO of Unifi. “An acceleration in the expansion of our PVA brands, like REPREVE®, drove PVA revenues to more than 45% of our consolidated net sales. We remain encouraged by the many brands, retailers and mills who have adopted Unifi’s differentiated products, and are finding value in partnering with our recycling, sustainability and innovation efforts.”

Hall continued, “At the same time, we experienced a rapid rise in raw material costs during the quarter, and we are seeking to counter this through appropriate price increases and improved sales mix through the balance of the fiscal year.”

Second Quarter Fiscal 2018 Operational Review

Net sales were $167.5 million for the second quarter of fiscal 2018, compared to $155.2 million for the second quarter of fiscal 2017.  Revenue growth was driven by an overall increase in sales volume, led by recycled product sales in Asia and North America, together with continued momentum and strong performance in Brazil. Gross margin was 13.5% for the second quarter of fiscal 2018, compared to 14.3% for the second quarter of fiscal 2017, reflecting a lower-priced sales mix and cost pressures, primarily relating to raw materials.

Operating income was $7.8 million for the second quarter of fiscal 2018, compared to $9.0 million for the second quarter of fiscal 2017, as second quarter fiscal 2018 operating income reflected higher compensation and marketing expenses for expanded commercial efforts.

Net income was $11.8 million for the second quarter of fiscal 2018, compared to $4.6 million for the second quarter of fiscal 2017.  Net income for the second quarter of fiscal 2018 benefited from a lower effective tax rate, but was unfavorably impacted by higher administrative expenses. Net income for the second quarter of fiscal 2018 included a $3.8 million tax benefit due to the reversal of a valuation allowance on certain historical net operating losses, while net income for the second quarter of fiscal 2017 included a loss on sale of business of $1.7 million. For the second quarter of fiscal 2018, Diluted EPS and Adjusted EPS were $0.63 and $0.43, respectively. For the second quarter of fiscal 2017, Diluted EPS and Adjusted EPS were $0.25 and $0.34, respectively. Adjusted EPS does not include separate consideration for the impact of the federal tax reform legislation signed into law in December 2017.

Adjusted EBITDA was $13.9 million for the second quarter of fiscal 2018, compared to $14.5 million for the second quarter of fiscal 2017.  The decrease in Adjusted EBITDA resulted primarily from higher operating expenses in the second quarter of fiscal 2018. Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. The schedules included in this press release reconcile Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures.

Net debt (debt principal less cash and cash equivalents) was $84.9 million at December 24, 2017, compared to $94.0 million at June 25, 2017, as cash and cash equivalents grew from $35.4 million at June 25, 2017 to $48.6 million at December 24, 2017.

Unifi Announces Second Quarter Fiscal 2018 Results	2

First Six Months of Fiscal 2018 Operational Review

Net sales were $331.7 million for the first six months of fiscal 2018, compared to $315.1 million for the first six months of fiscal 2017. Gross margin was 13.9% for the first six months of fiscal 2018, compared to 14.5% for the first six months of fiscal 2017. Operating income was $17.9 million for the first six months of fiscal 2018, compared to $21.6 million for the first six months of fiscal 2017. Net income was $20.8 million for the first six months of fiscal 2018, compared to $14.0 million for the first six months of fiscal 2017.  Net income for the first six months of fiscal 2018 included a $3.8 million tax benefit due to the reversal of a valuation allowance on certain historical net operating losses, while net income for the first six months of fiscal 2017 included a loss on sale of business of $1.7 million. For the first six months of fiscal 2018, Diluted EPS and Adjusted EPS were $1.12 and $0.91, respectively. For the first six months of fiscal 2017, Diluted EPS and Adjusted EPS were $0.76 and $0.85, respectively. Adjusted EBITDA was $29.7 million for the first six months of fiscal 2018, compared to $32.4 million for the first six months of fiscal 2017.

Revised Fiscal 2018 Outlook

Based on the Company’s most recent results and a rapid increase in raw material costs in connection with a greater than 30% increase in petroleum prices since July 2017, the Company has updated its fiscal 2018 outlook, as reflected below:

Metric	Previous Guidance	Revised Guidance
Sales volumes	Growth	Growth
Net sales	Low-single digit percentage growth	Low- to mid-single digit percentage growth
Operating income	Mid-single digit percentage growth	Broadly in-line with fiscal 2017
Earnings, excluding Parkdale America, LLC	Mid-single digit percentage growth	Flat to mid-single digit percentage growth
Capital expenditures	$35 million	$30 million
Effective tax rate	Mid-20% range	Mid-20% range
•	Revenue growth in the low- to mid-single digit percentage range, driven by volume growth from continued strategic investments;
•	Operating income broadly in-line with fiscal 2017;
•	Earnings, excluding Parkdale America, LLC, (i.e. Adjusted EBITDA) flat to mid-single digit percentage growth;
•	Capital expenditures of approximately $30 million; and
•	An effective tax rate for ongoing business, exclusive of significant fluctuations, in the mid-20% range.

Unifi Announces Second Quarter Fiscal 2018 Results	3

Second Quarter Fiscal 2018 Earnings Conference Call

The Company will provide additional commentary regarding its second quarter fiscal 2018 results and other developments during its earnings conference call on January 25, 2018, at 8:30 a.m. Eastern Time.  The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com.  Additional supporting materials and information related to the call will also be available on the Company’s website.

###

About Unifi:

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world’s leading innovators in manufacturing synthetic and recycled performance fibers. The Company’s proprietary technologies offer increased performance, comfort and style advantages, enabling customers to develop products that perform, look and feel better. Through REPREVE®, one of Unifi’s proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 10 billion plastic bottles into recycled fiber for new clothing, shoes, home goods and other consumer products. Unifi continually innovates to meet consumer needs in moisture management, thermal regulation, antimicrobial, UV protection, stretch, water repellency and enhanced softness with leading products such as Sorbtek®, XS™ Cross Section technology and Cotton-like™ technology. Unifi collaborates with many of the world’s most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations to Adjusted Results to Follow

Unifi Announces Second Quarter Fiscal 2018 Results	4

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 24, 2017	June 25, 2017
ASSETS
Cash and cash equivalents	$48,615	$35,425
Receivables, net	80,847	81,121
Inventories	116,239	111,405
Other current assets	17,466	15,686
Total current assets	263,167	243,637

Property, plant and equipment, net	203,699	203,388
Investments in unconsolidated affiliates	113,623	119,513
Other non-current assets	6,976	4,965
Total assets	$587,465	$571,503

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$50,243	$58,994
Current portion of long-term debt	17,112	17,060
Total current liabilities	67,355	76,054
Long-term debt	115,588	111,382
Other long-term liabilities	18,233	23,261
Total liabilities	201,176	210,697

Total Unifi, Inc. shareholders’ equity	386,289	360,806
Non-controlling interest	—	—
Total shareholders’ equity	386,289	360,806
Total liabilities and shareholders’ equity	$587,465	$571,503

Unifi Announces Second Quarter Fiscal 2018 Results	5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
Net sales	$167,478	$155,155	$331,720	$315,124
Cost of sales	144,802	133,025	285,752	269,447
Gross profit	22,676	22,130	45,968	45,677
Selling, general and administrative expenses	14,626	12,868	27,489	24,278
Benefit for bad debts	(72)	(95)	(131)	(462)
Other operating expense, net	348	319	663	249
Operating income	7,774	9,038	17,947	21,612
Interest income	(181)	(183)	(262)	(329)
Interest expense	1,190	914	2,375	1,606
Loss on sale of business	—	1,662	—	1,662
Equity in (earnings) loss of unconsolidated affiliates	(211)	367	(3,298)	(473)
Income before income taxes	6,976	6,278	19,132	19,146
(Benefit) provision for income taxes	(4,826)	1,924	(1,630)	5,650
Net income including non-controlling interest	11,802	4,354	20,762	13,496
Less: net loss attributable to non-controlling interest	—	(237)	—	(498)
Net income attributable to Unifi, Inc.	$11,802	$4,591	$20,762	$13,994

Net income attributable to Unifi, Inc. per common share:
Basic	$0.65	$0.25	$1.14	$0.78
Diluted	$0.63	$0.25	$1.12	$0.76

Weighted average common shares outstanding:
Basic	18,273	18,128	18,260	18,045
Diluted	18,651	18,442	18,598	18,391

Unifi Announces Second Quarter Fiscal 2018 Results	6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	December 24, 2017	December 25, 2016
Cash and cash equivalents at beginning of year	$35,425	$16,646
Operating activities:
Net income including non-controlling interest	20,762	13,496
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(3,298)	(473)
Distributions received from unconsolidated affiliates	8,678	1,500
Depreciation and amortization expense	11,135	9,731
Loss on sale of business	—	1,662
Deferred income taxes	(6,282)	5,335
Other, net	3,363	785
Changes in assets and liabilities	(13,969)	(14,740)
Net cash provided by operating activities	20,389	17,296

Investing activities:
Capital expenditures	(11,360)	(19,343)
Other, net	15	(180)
Net cash used in investing activities	(11,345)	(19,523)

Financing activities:
Proceeds from long-term debt	59,200	79,700
Payments on long-term debt	(55,128)	(68,504)
Other, net	(109)	3,224
Net cash provided by financing activities	3,963	14,420

Effect of exchange rate changes on cash and cash equivalents	183	(349)
Net increase in cash and cash equivalents	13,190	11,844
Cash and cash equivalents at end of period	$48,615	$28,490

Unifi Announces Second Quarter Fiscal 2018 Results	7

BUSINESS SEGMENT INFORMATION

(Unaudited)

(Dollars in thousands)

Changes in net sales for each reportable segment of the Company are as follows:

	For the Three Months Ended
	December 24, 2017	December 25, 2016	Change ($)	Change (%)
Polyester	$90,316	$86,671	$3,645	4.2%
Nylon	25,103	28,302	(3,199)	-11.3%
International	51,046	38,868	12,178	31.3%
All Other	1,013	1,314	(301)	-22.9%
Consolidated	$167,478	$155,155	12,323	7.9%

	For the Six Months Ended
	December 24, 2017	December 25, 2016	Change ($)	Change (%)
Polyester	$178,054	$171,356	$6,698	3.9%
Nylon	51,930	56,797	(4,867)	-8.6%
International	99,705	84,212	15,493	18.4%
All Other	2,031	2,759	(728)	-26.4%
Consolidated	$331,720	$315,124	16,596	5.3%

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 24, 2017	December 25, 2016	December 24, 2017	December 25, 2016
Net income attributable to Unifi, Inc.	$11,802	$4,591	$20,762	$13,994
Interest expense, net	1,009	716	2,113	1,246
(Benefit) provision for income taxes	(4,826)	1,924	(1,630)	5,650
Depreciation and amortization expense	5,532	4,830	10,949	9,396
EBITDA	13,517	12,061	32,194	30,286

Equity in loss (earnings) of Parkdale America, LLC	376	745	(2,478)	431
EBITDA excluding Parkdale America, LLC	13,893	12,806	29,716	30,717

Loss on sale of business (1)	—	1,662	—	1,662
Adjusted EBITDA	$13,893	$14,468	$29,716	$32,379

(1)	For the three and six months ended December 25, 2016, the Company incurred a loss on the sale of its historical investment in Repreve Renewables, LLC of $1,662.

Note: Amounts presented in the reconciliations above may not be consistent with amounts included in the Company’s condensed consolidated financial statements. Any such inconsistencies are insignificant and are integral to the reconciliations.

Unifi Announces Second Quarter Fiscal 2018 Results	8

Adjusted Net Income and Adjusted EPS

In fiscal 2018, the Company discontinued calculating current period and historical Adjusted EPS using basic weighted average common shares outstanding and began calculating Adjusted EPS using diluted weighted average common shares outstanding.

The tables below set forth reconciliations of (i) Income before income taxes (“Pre-tax Income”), Provision for income taxes (“Tax Impact”) and Net income attributable to Unifi, Inc. (“Net Income”) to Adjusted Net Income and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS.

	For the Three Months Ended December 24, 2017				For the Three Months Ended December 25, 2016
	Pre-tax Income	Tax Impact	Net Income	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$6,976	$4,826	$11,802	$0.63	$6,278	$(1,924)	$4,591	$0.25
Certain tax valuation allowance reversal (1)	—	(3,807)	(3,807)	(0.20)	—	—	—	—
Loss on sale of business (2)	—	—	—	—	1,662	—	1,662	0.09
Adjusted results	$6,976	$1,019	$7,995	$0.43	$7,940	$(1,924)	$6,253	$0.34

Diluted weighted average common shares outstanding				18,651				18,442

	For the Six Months Ended December 24, 2017				For the Six Months Ended December 25, 2016
	Pre-tax Income	Tax Impact	Net Income	Diluted EPS	Pre-tax Income	Tax Impact	Net Income	Diluted EPS
GAAP results	$19,132	$1,630	$20,762	$1.12	$19,146	$(5,650)	$13,994	$0.76
Certain tax valuation allowance reversal (1)	—	(3,807)	(3,807)	(0.21)	—	—	—	—
Loss on sale of business (2)	—	—	—	—	1,662	—	1,662	0.09
Adjusted results	$19,132	$(2,177)	$16,955	$0.91	$20,808	$(5,650)	$15,656	$0.85

Diluted weighted average common shares outstanding				18,598				18,391

(1)

In the second quarter of fiscal 2018, the Company reversed a $3,807 valuation allowance on certain historical net operating losses in connection with a tax status change unrelated to the federal tax reform legislation signed into law in December 2017.

(2)

For the three and six months ended December 25, 2016, the Company incurred a loss on the sale of its historical investment in Repreve Renewables, LLC of $1,662.  There was no tax impact for this transaction as the loss was non-deductible.

Unifi Announces Second Quarter Fiscal 2018 Results	9

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income and Adjusted EPS (collectively, the “non-GAAP financial measures”).

•	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
•

Adjusted EBITDA represents EBITDA adjusted to exclude equity in loss (earnings) of Parkdale America, LLC and, from time to time, certain other adjustments necessary to understand and compare the underlying results of the Company.

•

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company.

•	Adjusted EPS represents Adjusted Net Income divided by the Company’s diluted weighted average common shares outstanding.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. When applicable, management’s discussion and analysis includes specific consideration for items that comprise the reconciliations of its non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect the Company’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations and is relevant to our fixed charge coverage ratio. Equity in loss (earnings) of Parkdale America, LLC is excluded from Adjusted EBITDA because such earnings do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Historically, the non-GAAP financial measures aimed to exclude the impact of the non-controlling interest in Repreve Renewables, LLC, while the consolidated amounts for such entity were required to be included in the Company’s financial amounts reported under GAAP.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Unifi Announces Second Quarter Fiscal 2018 Results	10

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of the Company that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  Examples of forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, including economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses for products; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

Unifi Announces Second Quarter Fiscal 2018 Results	11